Exhibit 1A-2D

Filed by Corporations Division Administrator Filing Number: 201937385220 Date: 02/20/2019 Form Revision Date 02/2017 ARTICLES OF ORGANIZATION For use by DOMESTIC LIMITED LIABILITY COMPANY Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Articles: Article I The name of the limited liability company is: SPARTAN PARTNERS LICENSING LLC Article II Unless the articles of organization otherwise provide, all limited liability companies formed pursuant to 1993 PA 23 have the purpose of engaging in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan. You may provide a more specific purpose: Article III The duration of the limited liability company if other than perpetual is: Article IV The street address of the registered office of the limited liability company and the name of the resident agent at the registered office (P.O. Boxes are not acceptable): 1. Agent Name: THE CORPORATION COMPANY 2. Street Address: 40600 ANN ARBOR RD E STE 201 Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 3. Registered Office Mailing Address: P.O. Box or Street 40600 ANN ARBOR RD E STE 201 Address: Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 Signed this 20th Day of February, 2019 by the organizer(s): Signature Title Title if ''Other'' was selected Jennifer Dewey Organizer By selecting ACCEPT, I hereby acknowledge that this electronic document is being signed in accordance with the Act. I further certify that to the best of my knowledge the information provided is true, accurate, and in compliance with the Act. Decline Accept

Filed by Corporations Division Administrator Filing Number: 201937385220 Date: 02/20/2019 MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS FILING ENDORSEMENT This is to Certify that the ARTICLES OF ORGANIZATION for SPARTAN PARTNERS LICENSING LLC ID Number: 802289158 received by electronic transmission on February 20, 2019 , is hereby endorsed. Filed on February 20, 2019 , by the Administrator. The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 20th day of February, 2019. Julia Dale, Director Corporations, Securities & Commercial Licensing Bureau